UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report October 11, 2005

(Date of earliest event reported) (October 4, 2005)

PETRO, INC.

Exact Name of Registrant as Specified in its Charter

Texas	333-115358-04	74-1816679
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

140 South Prado Road El Paso, Texas	79907
Address of Principal Executive Offices	Zip Code

(915) 860-4480

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Petro, Inc. (the “Company”) has equity interests in Petro Stopping Centers, L.P. (“PSC”) and Petro Stopping Centers Holdings, L.P. (“Holdings”). PSC and Holdings have restated their financial statements for the three-year period ended December 31, 2004. Because the Company’s interests in PSC and Holdings are accounted for using the equity method, the Company has determined that the effect of PSC’s and Holdings’ restatement of their financial statements required the Company to restate its financials statements.

The Company’s cumulative financial statement impact through December 31, 2004 resulted in an increase to accumulated deficit and loss on investment in limited partnerships by approximately $102,829, reflecting an increase in equity in partnership losses in excess of investment. Of the $102,829, $78,943 is reflected in periods prior to December 31, 2002. The Company has determined that loss on investment in limited partnerships, operating loss, and net loss increased by $16,350, $2,682, and $330,375 for the periods ending December 31, 2002, 2003, and 2004, respectively. Additionally, equity in partnership losses in excess of investment and accumulated deficit increased by $97,975 and $102,829 for the periods ending December 31, 2003 and 2004, respectively.

The restatement had no impact on net cash provided by operating activities for the three-years ended December 31, 2002, 2003, and 2004.

These restated effects are subject to change as the Company completes its preparation of the restated financial statements. The Company will amend the appropriate filings with the Securities and Exchange Commission to include the restated financial statements for the three-year period ended December 31, 2004. As a result of the restatement, the financial statements contained in the Company’s prior filings with the Securities and Exchange Commission, should no longer be relied upon.

The information provided pursuant to this Item 2.02 of this current report is being furnished pursuant to such Item and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

After an analysis of the Company’s records on October 4, 2005, the Company has concluded that its historical financial statements should be restated to correct certain errors relating to its equity interests in PSC and Holdings and PSC’s and Holdings’ restatement of their financial statements for the three-year period ended December 31, 2004, and that such financial statements should no longer be relied upon. PSC and Holdings have previously restated their financial statements as they determined that they had incorrectly calculated their deprecation expenses on leasehold improvements and misclassified a capital lease as an operating lease. Additionally, as a result of revised analysis of Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS No. 150”), they determined that their contingently redeemable warrants, previously classified as a mezzanine line item on the balance sheet, should be recorded as a mark-to-fair value liability, as of the adoption of SFAS No. 150, with subsequent changes in the fair value reflected in interest cost. Holdings adopted SFAS No. 150 on January 1, 2004. As a result, the Company will restate its financial statements for the three-year period ended December 31, 2004.

The Company’s Executive Officers discussed the matters disclosed in this current report on Form 8-K pursuant to Item 4.02(a) with the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRO, INC.
(Registrant)

Date: October 11, 2005	By:	/s/ J.A. Cardwell, Sr.
J.A. Cardwell, Sr.
President and Chief Executive Officer
(On behalf of the Registrant and as Registrant’s
Principal Executive Officer and Director)